Exhibit 23







CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors

We consent to the incorporation by reference in Registration Statement Nos. 333-100271 of General Motors Incorporation on Form S-8 of our report dated June 25, 2004 appearing in this Annual Report on Form 11-K of the GMAC Mortgage Group Savings Incentive Plan for the year ended December 31, 2003.



/s/DELOITTE & TOUCH LLP
-----------------------
Deloitte & Touche LLP
Princeton, NJ
June 25, 2004



























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